Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 20% TO $20.58 BILLION
SEATTLE—(BUSINESS WIRE)—October 23, 2014—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2014.
Operating cash flow increased 15% to $5.71 billion for the trailing twelve months, compared with $4.98 billion for the trailing twelve months ended September 30, 2013. Free cash flow increased to $1.08 billion for the trailing twelve months, compared with $388 million for the trailing twelve months ended September 30, 2013. Free cash flow for the trailing twelve months ended September 30, 2013 includes cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.
Common shares outstanding plus shares underlying stock-based awards totaled 481 million on September 30, 2014, compared with 475 million one year ago.
Net sales increased 20% to $20.58 billion in the third quarter, compared with $17.09 billion in third quarter 2013. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on net sales was $13 million.
Operating loss was $544 million in the third quarter, compared with operating loss of $25 million in third quarter 2013.
Net loss was $437 million in the third quarter, or $0.95 per diluted share, compared with net loss of $41 million, or $0.09 per diluted share, in third quarter 2013.

“As we get ready for this upcoming holiday season, we are focused on making the customer experience easier and more stress-free than ever,” said Jeff Bezos, founder and CEO of Amazon.com. “In addition to our already low prices, we will offer more than 15,000 Lightning Deals with early access to select deals for Prime members, hundreds of millions of products across dozens of categories, curated gift lists like Holiday Toy List and Electronics Holiday Gift Guide, new features like #AmazonWishList, and a great new lineup of products like Kindle Voyage and Fire HD Kids Edition. And if you order your gifts on AmazonSmile, we’ll donate a percentage of your purchase price to your favorite charity.”

Highlights

•
Amazon announced the new Kindle Voyage, our thinnest, most advanced Kindle ever. Kindle Voyage has our highest resolution, highest contrast, and brightest display, reimagined page turns, and all of the features customers love about Kindle — books in seconds, no eyestrain or glare, readability in bright sunlight, and battery life measured in weeks, not hours. Amazon also launched the all-new $79 Kindle with a 20% faster processor, twice the storage, and new touch interface. Both e-readers feature customer favorites Kindle FreeTime, Goodreads, and Smart Lookup, plus new features like Word Wise, Family Library, FreeTime Unlimited, and more. These features will also be made available on Kindle Paperwhite as part of a free, over-the-air software update.

•
Amazon introduced the all-new Fire HD — the most powerful tablet under $100. Fire HD features a quad-core processor, front- and rear-facing cameras, an HD display, incredible reliability, and a world-class ecosystem of exclusive features, services, and content. Fire HD is available in five color choices and in 6” and 7” sizes.

•
Amazon introduced Fire HD Kids Edition, the first tablet built from the ground up for kids and parents, and featuring the first-ever 2-year worry-free guarantee — if anything happens, Amazon will replace it for free, no questions asked. Fire HD Kids Edition is a real tablet, not a toy — it features a quad-core processor, a vivid HD display, front- and rear-facing cameras, Dolby Digital Audio, a kid-proof case, and access to Amazon’s unmatched content ecosystem. Fire HD Kids Edition also comes with a year of FreeTime Unlimited, which provides unlimited access to 5,000 age-appropriate books, movies, TV shows, educational apps, and games.

•
Amazon introduced the all-new Fire HDX 8.9, which combines a startlingly light design and stunning HDX display with a new, more powerful processor, exclusive Dolby Atmos and the latest Dolby Audio, and the all-new Fire OS 4 “Sangria,” Amazon’s next-generation software and services that power Amazon Fire devices.

•	Amazon Fire TV is now the best-selling streaming box on Amazon for the U.S., U.K., and Germany.

•
Amazon Game Studios unveiled its latest round of games launching this year exclusively on Amazon Fire tablets and Fire phone — Til Morning’s Light, CreepStorm, and Tales From Deep Space. These are creative, hand-crafted games that are fun to play, deliver interesting new customer experiences, and utilize exclusive Amazon content and technology, such as Fire phone’s Dynamic Perspective, Amazon AppStream, and comiXology.

•
Amazon announced that all 10 episodes of the critically-acclaimed dark comedy series Transparent are now available for Prime Instant Video customers in the U.S., U.K., and Germany. Since its debut, Transparent is the #1 ranked TV series on Prime Instant Video. Also proving popular with critics, the new show clocked in a near perfect score on Rotten Tomatoes with a 98% critic rating, and a 91 metascore on Metacritic, making Transparent one of TV’s top three highest-ranked, currently-airing shows.

•
Amazon announced it will premiere all 10 episodes of the second season of Garry Trudeau’s critically-acclaimed political comedy series Alpha House exclusively on Prime Instant Video starting tomorrow. Additionally, two more original pilots, dramatic thriller Hand of God and coming-of-age comedy Red Oaks, will return for full seasons following rave customer reviews. Amazon Studios has also greenlit five additional kids pilots for 2015: The Stinky & Dirty Show, Buddy: Tech Detective, Niko and the Sword of Light, Table 58, and Just Add Magic.

•	Amazon launched KDP Kids and Kindle Kids’ Book Creator to help children’s book authors prepare, publish, and promote both illustrated and chapter books in Kindle Stores worldwide.

•
Amazon acquired Twitch Interactive, Inc. With an average of over 55 million unique monthly visitors in the last quarter, and content produced by more than one million broadcasters per month, Twitch is the leading live video platform and community for gamers.

•
Amazon Prime members now receive 30 minutes of early access to select Lightning Deals on Amazon.com and daily sales events on MyHabit.com. By taking advantage of this early access, members can find great deals this holiday and all year long.

•
AmazonFresh expanded its service to Brooklyn. For a limited time, Prime members in eligible Brooklyn areas can use AmazonFresh for free, getting access to same-day and early next-day delivery of fresh groceries as well as over 500,000 Amazon.com items.

•
Amazon launched Local Register, a mobile app and secure credit card reader, that enables individuals and small businesses to quickly and easily accept credit and debit cards from a smartphone or tablet at an industry-leading low, flat rate with no hidden fees or long-term contracts. Local Register customers also benefit from access to the Amazon.com award-winning, fully-dedicated customer support team, and in-app reporting tools.

•
Amazon launched the 3D Printed Products store, a marketplace that gives customers access to more than 200 unique print-on-demand products, many that can be customized by material, size, style, and color, and personalized with text and image imprints. The store includes convenient search tools, interactive 3D preview functionality, and a product personalization widget.

•
Purdue University and Amazon launched the Purdue Student Store on Amazon, a co-branded experience where students can purchase lower-cost textbooks and other college essentials. Amazon also will bring staffed customer order pickup and drop-off locations to Purdue’s campus, as well as expedited shipping benefits, in early 2015.

•
Amazon launched Pay with Amazon in India to help sellers of all sizes across the country grow their online businesses. Sellers can outsource their financial transactions to a world-class payments platform, and customers can shop with confidence due to a 100% buyer protection guarantee. This new Amazon service will further aid and support the growth and integration of small and medium businesses in the new digital economy. Pay with Amazon is mobile-optimized across all operating systems including Android, iOS, and Windows.

•
Amazon.in became the exclusive marketplace in India to find Xbox One, Xbox 360, Kinect, Xbox Live, Xbox Accessories, and all Microsoft-published Xbox game titles. With the roll-out of Xbox One, Amazon unveiled Release Day Delivery, a service committed to delivering customers new product offerings on their release day.  Microsoft’s offerings join other global products including Coke Zero, Blackberry Passport, and the first Android One phone that have launched exclusively in India on Amazon.in.

•
Amazon Web Services (AWS) announced the AWS Directory Service, making it easier for enterprise customers to integrate their AWS environments with existing on-premises access control systems and security policies.

•
To help customers build more secure and efficient cloud environments, AWS announced it is offering four of its popular AWS Trusted Advisor security checks for free. AWS Trusted Advisor is an automated service that inspects a customer’s AWS environment and finds opportunities for customers to save money, improve system performance and reliability, and close security gaps. Since the beginning of 2013, customers have viewed more than 1.7 million AWS Trusted Advisor recommendations, and realized more than $300 million in estimated cost reductions.

•
AWS announced the launch of its AWS EU (Frankfurt) Region, the second AWS Region in Europe and the 11th AWS Region globally. This allows organizations who want to ensure that their data resides inside of Germany the ability to do so.

•
With over 350 significant service and feature releases year-to-date, and substantial price reductions (28% to 51% depending on the service) for customers starting in April 2014, AWS continues to grow strongly, with usage growth close to 90% year-over-year for the third quarter.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 23, 2014, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
Fourth Quarter 2014 Guidance

•	Net sales are expected to be between $27.3 billion and $30.3 billion, or to grow between 7% and 18% compared with fourth quarter 2013.

•	Operating income (loss) is expected to be between $(570) million and $430 million, compared to $510 million in fourth quarter 2013.

•
This guidance includes approximately $470 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.
About Amazon
Amazon.com opened on the World Wide Web in July 1995. The company is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire phone, Fire tablets, and Fire TV are some of the products and services pioneered by Amazon.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013	2014	2013
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,057	$3,704	$8,658	$8,084	$3,872	$2,980
OPERATING ACTIVITIES:
Net income (loss)	(437)	(41)	(455)	34	(216)	132
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	1,247	834	3,366	2,291	4,329	2,953
Stock-based compensation	377	281	1,089	808	1,414	1,043
Other operating expense (income), net	31	11	93	74	133	110
Losses (gains) on sales of marketable securities, net	(3)	1	(4)	1	(3)	—
Other expense (income), net	42	5	(16)	115	36	214
Deferred income taxes	(270)	11	(503)	(47)	(613)	(195)
Excess tax benefits from stock-based compensation	—	—	(121)	—	(199)	(239)
Changes in operating assets and liabilities:
Inventories	(845)	(586)	(54)	(80)	(1,383)	(1,054)
Accounts receivable, net and other	(362)	(125)	66	393	(1,173)	(632)
Accounts payable	1,724	947	(3,294)	(3,240)	1,834	1,686
Accrued expenses and other	4	(72)	(742)	(853)	847	558
Additions to unearned revenue	1,069	672	3,055	1,872	3,874	2,417
Amortization of previously unearned revenue	(811)	(550)	(2,353)	(1,471)	(3,175)	(2,016)
Net cash provided by (used in) operating activities	1,766	1,388	127	(103)	5,705	4,977
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(1,378)	(1,038)	(3,748)	(2,565)	(4,628)	(4,589)
Acquisitions, net of cash acquired, and other	(860)	(1)	(926)	(252)	(986)	(287)
Sales and maturities of marketable securities and other investments	1,439	494	2,994	1,791	3,509	2,296
Purchases of marketable securities and other investments	(147)	(518)	(920)	(2,406)	(1,339)	(3,934)
Net cash provided by (used in) investing activities	(946)	(1,063)	(2,600)	(3,432)	(3,444)	(6,514)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	—	—	121	—	199	239
Proceeds from long-term debt and other	28	25	379	132	628	3,189
Repayments of long-term debt, capital lease, and finance lease obligations	(440)	(255)	(1,277)	(728)	(1,547)	(858)
Net cash provided by (used in) financing activities	(412)	(230)	(777)	(596)	(720)	2,570
Foreign-currency effect on cash and cash equivalents	(207)	73	(150)	(81)	(155)	(141)
Net increase (decrease) in cash and cash equivalents	201	168	(3,400)	(4,212)	1,386	892
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,258	$3,872	$5,258	$3,872	$5,258	$3,872
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$7	$8	$56	$60	$93	$70
Cash paid for income taxes (net of refunds)	38	23	148	143	173	195
Property and equipment acquired under capital leases	1,158	526	2,794	1,313	3,347	1,552
Property and equipment acquired under build-to-suit leases	343	269	707	663	920	647

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net product sales	$16,022	$13,808	$46,978	$39,831
Net services sales	4,557	3,284	12,681	9,034
Total net sales	20,579	17,092	59,659	48,865
Operating expenses (1):
Cost of sales	14,627	12,366	42,080	35,375
Fulfillment	2,643	2,034	7,342	5,667
Marketing	993	694	2,806	2,001
Technology and content	2,423	1,734	6,639	4,703
General and administrative	406	278	1,110	810
Other operating expense (income), net	31	11	94	74
Total operating expenses	21,123	17,117	60,071	48,630
Income (loss) from operations	(544)	(25)	(412)	235
Interest income	9	9	31	28
Interest expense	(49)	(36)	(136)	(102)
Other income (expense), net	(50)	9	(23)	(107)
Total non-operating income (expense)	(90)	(18)	(128)	(181)
Income (loss) before income taxes	(634)	(43)	(540)	54
Benefit (provision) for income taxes	205	12	38	18
Equity-method investment activity, net of tax	(8)	(10)	47	(38)
Net income (loss)	$(437)	$(41)	$(455)	$34
Basic earnings per share	$(0.95)	$(0.09)	$(0.99)	$0.08
Diluted earnings per share	$(0.95)	$(0.09)	$(0.99)	$0.07
Weighted average shares used in computation of earnings per share:
Basic	463	457	461	456
Diluted	463	457	461	464
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$93	$70	$278	$213
Marketing	32	23	91	63
Technology and content	204	154	579	428
General and administrative	48	34	141	104

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$(437)	$(41)	$(455)	$34
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(1), $(1), $0 and $(14)	(248)	111	(209)	41
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $2, $(1), $1 and $3	(1)	1	2	(8)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1), $0, $(1) and $(1)	(2)	1	(2)	—
Net unrealized gains (losses) on available-for-sale securities	(3)	2	—	(8)
Total other comprehensive income (loss)	(251)	113	(209)	33
Comprehensive income (loss)	$(688)	$72	$(664)	$67

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
North America
Net sales	$12,867	$10,301	$36,722	$29,186
Segment operating expenses (1)	12,779	10,006	35,634	28,024
Segment operating income	$88	$295	$1,088	$1,162
International
Net sales	$7,712	$6,791	$22,937	$19,679
Segment operating expenses (1)	7,936	6,819	23,254	19,724
Segment operating income (loss)	$(224)	$(28)	$(317)	$(45)
Consolidated
Net sales	$20,579	$17,092	$59,659	$48,865
Segment operating expenses (1)	20,715	16,825	58,888	47,748
Segment operating income (loss)	(136)	267	771	1,117
Stock-based compensation	(377)	(281)	(1,089)	(808)
Other operating income (expense), net	(31)	(11)	(94)	(74)
Income (loss) from operations	(544)	(25)	(412)	235
Total non-operating income (expense)	(90)	(18)	(128)	(181)
Benefit (provision) for income taxes	205	12	38	18
Equity-method investment activity, net of tax	(8)	(10)	47	(38)
Net income (loss)	$(437)	$(41)	$(455)	$34
Segment Highlights:
Y/Y net sales growth:
North America	25%	31%	26%	29%
International	14	15	17	15
Consolidated	20	24	22	23
Y/Y segment operating income/loss growth (decline):
North America	(70)%	1%	(6)%	18%
International	685	(52)	611	(854)
Consolidated	(151)	15	(31)	13
Net sales mix:
North America	63%	60%	62%	60%
International	37	40	38	40
	100%	100%	100%	100%
______________________________

(1)	Represents operating expenses, excluding stock-based compensation and "Other operating expense (income), net," which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Sales:
North America
Media	$2,734	$2,609	$8,023	$7,295
Electronics and other general merchandise	8,793	6,732	24,988	19,337
Other (1)	1,340	960	3,711	2,554
Total North America	$12,867	$10,301	$36,722	$29,186
International
Media	$2,510	$2,424	$7,532	$7,193
Electronics and other general merchandise	5,160	4,316	15,260	12,340
Other (1)	42	51	145	146
Total International	$7,712	$6,791	$22,937	$19,679
Consolidated
Media	$5,244	$5,033	$15,555	$14,488
Electronics and other general merchandise	13,953	11,048	40,248	31,677
Other (1)	1,382	1,011	3,856	2,700
Total consolidated	$20,579	$17,092	$59,659	$48,865
Year-over-year Percentage Growth:
North America
Media	5%	18%	10%	16%
Electronics and other general merchandise	31	33	29	31
Other	40	58	45	61
Total North America	25	31	26	29
International
Media	4%	2%	5%	1%
Electronics and other general merchandise	20	23	24	24
Other	(17)	28	(1)	21
Total International	14	15	17	15
Consolidated
Media	4%	9%	7%	8%
Electronics and other general merchandise	26	29	27	28
Other	37	56	43	59
Total consolidated	20	24	22	23
Year-over-year Percentage Growth:
Excluding the effect of foreign exchange rates
International
Media	3%	9%	4%	7%
Electronics and other general merchandise	19	28	22	30
Other	(19)	32	(3)	26
Total International	13	20	15	20
Consolidated
Media	4%	13%	7%	12%
Electronics and other general merchandise	26	31	26	30
Other	37	56	43	59
Total consolidated	20	26	22	25
Consolidated Net Sales Mix:
Media	25%	29%	26%	30%
Electronics and other general merchandise	68	65	67	65
Other	7	6	7	5
Total consolidated	100%	100%	100%	100%
______________________________

(1)
Includes sales from non-retail activities, such as AWS sales, which are included in the North America segment, and advertising services and our co-branded credit card agreements, which are included in both segments.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,258	$8,658
Marketable securities	1,625	3,789
Inventories	7,316	7,411
Accounts receivable, net and other	4,373	4,767
Total current assets	18,572	24,625
Property and equipment, net	15,702	10,949
Goodwill	3,332	2,655
Other assets	2,813	1,930
Total assets	$40,419	$40,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,811	$15,133
Accrued expenses and other	7,217	6,688
Unearned revenue	1,814	1,159
Total current liabilities	20,842	22,980
Long-term debt	3,099	3,191
Other long-term liabilities	6,142	4,242
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 487 and 483
Outstanding shares — 463 and 459	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	10,827	9,573
Accumulated other comprehensive loss	(394)	(185)
Retained earnings	1,735	2,190
Total stockholders’ equity	10,336	9,746
Total liabilities and stockholders’ equity	$40,419	$40,159

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$4,977	$5,475	$5,345	$5,327	$5,705	15%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$4,589	$3,444	$3,854	$4,288	$4,628	1%
Free cash flow (operating cash flow less purchases of property and equipment) -- TTM	$388	$2,031	$1,491	$1,039	$1,077	178%
Free cash flow -- TTM Y/Y growth (decline)	(63)%	414%	744%	292%	178%	N/A
Invested capital (1)	$14,306	$15,749	$16,681	$17,743	$18,715	31%
Return on invested capital (2)	3%	13%	9%	6%	6%	N/A
Common shares and stock-based awards outstanding	475	476	476	480	481	1%
Common shares outstanding	458	459	460	462	463	1%
Stock awards outstanding	17	17	16	18	18	4%
Stock awards outstanding -- % of common shares outstanding	3.8%	3.6%	3.5%	3.9%	3.9%	N/A
Results of Operations
Worldwide (WW) net sales	$17,092	$25,587	$19,741	$19,340	$20,579	20%
WW net sales -- Y/Y growth, excluding F/X	26%	22%	23%	22%	20%	N/A
WW net sales -- TTM	$70,133	$74,452	$78,124	$81,759	$85,246	22%
WW net sales -- TTM Y/Y growth, excluding F/X	25%	24%	24%	23%	22%	N/A
Operating income (loss)	$(25)	$510	$146	$(15)	$(544)	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	(33)%	24%	(29)%	(158)%	N/A	N/A
Operating margin -- % of WW net sales	(0.1)%	2.0%	0.7%	(0.1)%	(2.6)%	N/A
Operating income -- TTM	$640	$745	$710	$617	$97	(85)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	27%	14%	7%	(11)%	(94)%	N/A
Operating margin -- TTM % of WW net sales	0.9%	1.0%	0.9%	0.8%	0.1%	N/A
Net income (loss)	$(41)	$239	$108	$(126)	$(437)	979%
Net income (loss) per diluted share	$(0.09)	$0.51	$0.23	$(0.27)	$(0.95)	966%
Net income (loss) -- TTM	$132	$274	$299	$181	$(216)	(264)%
Net income (loss) per diluted share -- TTM	$0.28	$0.59	$0.64	$0.39	$(0.47)	(262)%
Segments
North America Segment:
Net sales	$10,301	$15,331	$11,858	$11,998	$12,867	25%
Net sales -- Y/Y growth, excluding F/X	31%	26%	26%	26%	25%	N/A
Net sales -- TTM	$41,361	$44,517	$46,984	$49,487	$52,053	26%
Operating income	$295	$725	$562	$438	$88	(70)%
Operating margin -- % of North America net sales	2.9%	4.7%	4.7%	3.7%	0.7%	N/A
Operating income -- TTM	$1,770	$1,886	$1,992	$2,020	$1,813	2%
Operating income -- TTM Y/Y growth, excluding F/X	40%	18%	17%	14%	2%	N/A
Operating margin -- TTM % of North America net sales	4.3%	4.2%	4.2%	4.1%	3.5%	N/A
International Segment:
Net sales	$6,791	$10,256	$7,883	$7,342	$7,712	14%
Net sales -- Y/Y growth, excluding F/X	20%	15%	18%	14%	13%	N/A
Net sales -- TTM	$28,772	$29,935	$31,140	$32,272	$33,193	15%
Net sales -- TTM % of WW net sales	41%	40%	40%	39%	39%	N/A
Operating income (loss)	$(28)	$151	$(60)	$(34)	$(224)	685%
Operating margin -- % of International net sales	(0.4)%	1.5%	(0.8)%	(0.5)%	(2.9)%	N/A
Operating income (loss) -- TTM	$25	$107	$63	$29	$(166)	(754)%
Operating income/loss -- TTM Y/Y growth (decline), excluding F/X	(56)%	106%	770%	N/A	(877)%	N/A
Operating margin -- TTM % of International net sales	0.1%	0.4%	0.2%	0.1%	(0.5)%	N/A
Consolidated Segments:
Operating expenses (3)	$16,825	$24,711	$19,239	$18,936	$20,715	23%
Operating expenses -- TTM (3)	$68,338	$72,459	$76,069	$79,710	$83,599	22%
Operating income (loss)	$267	$876	$502	$404	$(136)	(151)%
Operating margin -- % of Consolidated net sales	1.6%	3.4%	2.5%	2.1%	(0.7)%	N/A
Operating income -- TTM	$1,795	$1,993	$2,055	$2,049	$1,647	(8)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	26%	21%	20%	14%	(12)%	N/A
Operating margin -- TTM % of Consolidated net sales	2.6%	2.7%	2.6%	2.5%	1.9%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,609	$3,513	$2,825	$2,464	$2,734	5%
Media -- Y/Y growth, excluding F/X	18%	21%	13%	14%	5%	N/A
Media -- TTM	$10,199	$10,809	$11,121	$11,411	$11,536	13%
Electronics and other general merchandise	$6,732	$10,648	$7,829	$8,366	$8,793	31%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	33%	25%	28%	29%	31%	N/A
Electronics and other general merchandise -- TTM	$27,840	$29,985	$31,686	$33,575	$35,636	28%
Electronics and other general merchandise -- TTM % of North America net sales	67%	67%	67%	68%	68%	N/A
Other	$960	$1,170	$1,204	$1,168	$1,340	40%
Other -- TTM	$3,322	$3,723	$4,177	$4,501	$4,881	47%
Supplemental International Segment Net Sales:
Media	$2,424	$3,714	$2,642	$2,380	$2,510	4%
Media -- Y/Y growth, excluding F/X	9%	6%	4%	4%	3%	N/A
Media -- TTM	$10,803	$10,907	$11,004	$11,160	$11,246	4%
Electronics and other general merchandise	$4,316	$6,478	$5,188	$4,912	$5,160	20%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	28%	21%	26%	20%	19%	N/A
Electronics and other general merchandise -- TTM	$17,771	$18,817	$19,919	$20,894	$21,737	22%
Electronics and other general merchandise -- TTM % of International net sales	62%	63%	64%	65%	65%	N/A
Other	$51	$64	$53	$50	$42	(17)%
Other -- TTM	$198	$211	$217	$218	$210	6%
Supplemental Worldwide Net Sales:
Media	$5,033	$7,227	$5,467	$4,844	$5,244	4%
Media -- Y/Y growth, excluding F/X	13%	13%	8%	9%	4%	N/A
Media -- TTM	$21,002	$21,716	$22,125	$22,571	$22,782	8%
Electronics and other general merchandise	$11,048	$17,126	$13,017	$13,278	$13,953	26%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	31%	24%	27%	26%	26%	N/A
Electronics and other general merchandise -- TTM	$45,611	$48,802	$51,605	$54,469	$57,373	26%
Electronics and other general merchandise -- TTM % of WW net sales	65%	66%	66%	67%	67%	N/A
Other	$1,011	$1,234	$1,257	$1,218	$1,382	37%
Other -- TTM	$3,520	$3,934	$4,394	$4,719	$5,091	45%
Balance Sheet
Cash and marketable securities	$7,689	$12,447	$8,666	$7,986	$6,883	(10)%
Inventory, net -- ending	$6,068	$7,411	$6,716	$6,644	$7,316	21%
Inventory turnover, average -- TTM	9.2	8.9	9.1	9.1	8.9	(3)%
Property and equipment, net	$9,991	$10,949	$12,267	$14,089	$15,702	57%
Accounts payable -- ending	$10,037	$15,133	$10,590	$10,457	$11,811	18%
Accounts payable days -- ending	75	74	68	71	74	(1)%
Other
WW shipping revenue	$721	$1,137	$849	$889	$1,048	45%
WW shipping costs	$1,532	$2,344	$1,829	$1,812	$2,020	32%
WW net shipping costs	$811	$1,207	$980	$923	$972	20%
WW net shipping costs -- % of WW net sales	4.7%	4.7%	5.0%	4.8%	4.7%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	109,800	117,300	124,600	132,600	149,500	36%
______________________________

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(2)	TTM Free Cash Flow divided by Invested Capital.

(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.
Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Phil Hardin, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr